EXHIBIT 32.1
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                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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     In connection with the Quarterly  Report of Sea Sun Capital  Corporation on
Form 10-QSB for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, we Graham J. Millington, President of the Company and Rodney Koch, Chairman of the Company certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 12(a) or 15 (d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


November 22, 2004


/s/ Graham J. Millington
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Graham J. Millington, President



/s/ Rodney Koch
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Rodney Koch, Chairman